                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              March 31, 1997



                            EDUCATIONAL MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                     000-21567                    65-0038445
----------------------------     -----------------------     ------------------

(State or other jurisdiction    (Commission File Number)         (IRS Employer
of incorporation)                                            Identification No.)



1327 Northmeadow Parkway, Suite 132, Roswell, Georgia                30076
-----------------------------------------------------        -------------------
(Address of principal executive offices)                          (Zip Code)


(Registrant's telephone number, including area code)             770-475-9930
                                                             -------------------


-------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

                  a)       Financial Statements of Business Acquired.

                           The audited combined financial statements of Educational Management, Inc. and Wikert and Rhude, general partnership, as of and for the years ended December 31, 1996 and 1995 are filed as part of this Current Report on Form 8-K/A.

                           In addition, the unaudited combined statements of income and cash flows of Educational Management, Inc. and Wikert and Rhude, general partnership, for the nine months ended December 31, 1996 and 1995 are filed as part of this Current Report on Form 8-K/A.

                  b)       Pro Forma Financial Information

                           The unaudited pro forma condensed consolidated balance sheet of Educational Medical, Inc. as of December 31, 1996 and the pro forma condensed consolidated statements of income of Educational Medical, Inc. for the year ended March 31, 1996 and the nine months ended December 31, 1996 are filed as a part of this Current Report on Form 8-K/A.

                  c)       Exhibits


                           10.1 Agreement and Plan of Reorganization dated as of March 29, 1997, by and among the Company, Acquisition and Management with attached Exhibit A - Plan of Merger; filed as part of the Current Report on Form 8-K filed on April 14, 1997:


                           10.2     Escrow Agreement dated as of March 29,
                           1997 by and among the Company, Acquisition and Richard O. Wikert, the Lila Rhude Trust, the Scott
                           L. Rhude Trust, the A. Lauren Rhude Trust, Roger B. Bojens and Sacks Tierney, P.A. as Escrow Agent; filed as part of the Current Report on Form 8-K filed on April 14, 1997

                           23.1     Consent of Independent Auditors.
                           (filed herein)

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Educational Management, Inc.
and
Partners
Wikert and Rhude, General Partnership
Lincoln, NE  68501


         We have audited the accompanying combined balance sheets of Educational Management, Inc. and Wikert and Rhude, general partnership, (collectively, the "Company") as of December 31, 1996 and 1995 and the related combined statements of operations, owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Educational Management, Inc. and Wikert and Rhude, general partnership, as of December 31, 1996 and 1995, and the results of their combined operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                                /s/ Winther, Stave & Co. LLP





Spencer, Iowa

April 18, 1997

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996


                                     ASSETS

                                                                                        1995              1996
                                                                                        ----              ----
CURRENT ASSETS:
   Cash and cash equivalents .....................................................   $    295,110       $   695,331
   Accounts receivable, less allowance for doubtful accounts of
    $176,047 and $148,222, respectively ..........................................        241,142           286,294
   Prepaid expenses ..............................................................         17,095            11,101
   Other receivables .............................................................         18,592           778,848
   Notes receivable from owners ..................................................        213,500                --
   Other current assets ..........................................................         35,799             5,376
                                                                                     ------------       -----------
         TOTAL CURRENT ASSETS                                                             821,238         1,776,950
                                                                                     ------------       -----------

PROPERTY AND EQUIPMENT:
   Buildings .....................................................................      1,638,638         2,256,305
   Leasehold improvements ........................................................        208,925           262,631
   Furniture, fixtures, and equipment ............................................      1,423,217         1,660,948
                                                                                     ------------       -----------
         TOTAL PROPERTY AND EQUIPMENT ............................................      3,270,780         4,179,884
   Less accumulated depreciation .................................................     (1,407,051)       (1,574,694)
                                                                                     ------------       -----------
         PROPERTY AND EQUIPMENT - NET                                                   1,863,729         2,605,190
                                                                                     ------------       -----------

OTHER ASSETS .....................................................................         38,031             3,066
                                                                                     ------------       -----------


         TOTAL ASSETS                                                                $  2,722,998       $ 4,385,206
                                                                                     ============       ===========

                  See Notes to Combined Financial Statements

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                       COMBINED BALANCE SHEETS - Continued
                           DECEMBER 31, 1995 AND 1996


                         LIABILITIES AND OWNERS' EQUITY

                                                                                        1995              1996
                                                                                        ----              ----
CURRENT LIABILITIES:
   Accounts payable ..............................................................     $  345,824        $  237,807
   Accrued expenses ..............................................................         63,215            75,443
   Due to students ...............................................................        241,862           637,866
   Teach out liability ...........................................................         40,700            25,900
   Refunds payable ...............................................................        409,600           474,800
   Notes payable and current portion of long-term debt ...........................         11,371         1,716,031
   Note payable to related party .................................................             --           125,000
                                                                                       ----------        ----------
         TOTAL CURRENT LIABILITIES                                                      1,112,572         3,292,847

LONG-TERM LIABILITIES:
   Notes payable - net of current portion ........................................        590,328                --
                                                                                       ----------        ----------

         TOTAL LIABILITIES                                                              1,702,900         3,292,847
                                                                                       ----------        ----------

OWNERS' EQUITY:
   Common stock, $.01 par, 1,000,000 shares authorized,
     500,000 shares issued and outstanding .......................................          5,000             5,000
   Additional paid-in capital ....................................................         45,000            45,000
   Retained earnings .............................................................        111,295            93,870
   Partners' capital accounts ....................................................        858,803           948,489
                                                                                       ----------        ----------
         TOTAL OWNERS' EQUITY                                                           1,020,098         1,092,359
                                                                                       ----------        ----------


         TOTAL LIABILITIES AND OWNERS' EQUITY                                          $2,722,998        $4,385,206
                                                                                       ==========        ==========

                  See Notes to Combined Financial Statements

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                      COMBINED STATEMENTS OF OWNER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                         Additional                      Partners'
                                             Common        Paid-in        Retained        Capital
                                              Stock        Capital        Earnings       Accounts           Total
                                             ------      ---------        --------       --------           -----
Balance at December 31, 1994 ...........      $5,000       $45,000       $ 332,618      $ 830,409        $1,213,027

Distributions to owners ................                                  (464,474)      (285,000)         (749,474)
Net income .............................                                   243,151        313,394           556,545
                                              ------       -------       ---------      ---------        ----------

Balance at December 31, 1995                   5,000        45,000         111,295        858,803         1,020,098

Distributions to owners ................                                  (668,921)      (257,000)         (925,921)
Net income .............................                                   651,496        346,686           998,182
                                              ------        ------       ---------      ---------        ----------

BALANCE DECEMBER 31, 1996...............      $5,000       $45,000       $  93,870      $ 948,489        $1,092,359
                                              ======       =======       =========      =========        ==========






                  See Notes to Combined Financial Statements

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                        COMBINED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996


                                                                                        1995              1996
                                                                                        ----              ----
NET REVENUES .....................................................................     $4,915,897        $5,777,001
                                                                                       ----------        ----------
SCHOOL OPERATING COSTS:
   Cost of education .............................................................      1,632,832         1,801,405
   Facilities ....................................................................        604,998           640,701
   Selling and promotional .......................................................        930,685         1,002,213
   Provision for losses on accounts receivable ...................................        234,486           164,972
   General and administrative expenses ...........................................        951,160         1,097,607
                                                                                       ----------        ----------
         TOTAL SCHOOL OPERATING COSTS                                                   4,354,161         4,706,898
                                                                                       ----------        ----------

         INCOME FROM OPERATIONS                                                           561,736         1,070,103

INTEREST EXPENSE (net of interest income of
 $9,638 and $23,327, respectively) ...............................................          5,191            71,921
                                                                                       ----------        ----------


         NET INCOME                                                                    $  556,545        $  998,182
                                                                                       ===========       ==========




                 See Notes to Combined Financial Statements

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996



                                                                                           1995             1996
                                                                                           ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ....................................................................      $ 556,545        $  998,182
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation ................................................................        170,913           167,643
     Gain on disposition of property and equipment ...............................        (35,008)
     Other .......................................................................          1,440            34,965
     Accrued interest on notes receivable from owners ............................        (13,500)
     (Increase) decrease in:
       Accounts receivable - net .................................................        (48,637)          (45,152)
       Other receivables .........................................................         75,164          (760,256)
       Prepaid expenses ..........................................................         12,736             5,994
       Other current assets ......................................................        (24,309)           30,423
     Increase (decrease) in:
       Accounts payable ..........................................................        175,745          (108,017)
       Accrued expenses ..........................................................         26,966            12,228
       Due to students ...........................................................        163,625           396,004
       Teach-out liability .......................................................         40,700           (14,800)
       Unearned tuition - net ....................................................       (456,856)
       Refunds payable ...........................................................        197,100            65,200
                                                                                        ---------        ----------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                                        842,624           782,414
                                                                                        ---------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment ............................................       (481,073)         (909,104)
   Proceeds from sale of property and equipment ..................................         22,410
   Allocation from reserved cash .................................................        150,000
   Other .........................................................................          4,443
                                                                                        ---------        ----------
         NET CASH USED BY INVESTING ACTIVITIES                                           (304,220)         (909,104)
                                                                                        ---------        ----------


                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                  COMBINED STATEMENTS OF CASH FLOWS - Continued
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                                        1995              1996
                                                                                        ----              ----
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from short-term note payable .........................................     $   15,000       $    80,000
   Repayment of short-term note payable ..........................................        (30,485)          (74,420)
   Proceeds from long-term note payable ..........................................        390,000         1,376,000
   Repayment of long-term note payable ...........................................       (121,807)         (267,248)
   Proceeds from note payable to related party....................................             --           125,000
   Distributions to owners .......................................................       (749,474)         (712,421)
                                                                                       ----------       -----------
         NET CASH PROVIDED (USED)
          BY FINANCING ACTIVITIES                                                        (496,766)          526,911
                                                                                       ----------       -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                  41,638           400,221

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ...................................        253,472           295,110
                                                                                       ----------       -----------


CASH AND CASH EQUIVALENTS AT END OF YEAR                                               $  295,110       $   695,331
                                                                                       ==========       ===========




SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
   Interest ......................................................................     $   21,504       $    86,716
                                                                                       ==========       ===========

   Income taxes ..................................................................     $        0       $         0
                                                                                       ==========       ===========




NONCASH INVESTING AND FINANCING TRANSACTION:

Notes receivable from owners distributed to
 the owners ......................................................................     $         0       $  213,500
                                                                                       ===========       ==========

                  See Notes to Combined Financial Statements

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                     NOTES TO COMBINED FINANCIAL STATEMENTS


   1.  ORGANIZATION AND NATURE OF BUSINESS

       Educational Management, Inc. operates post-secondary schools offering business and technical programs in Nebraska through schools in Lincoln and Omaha and grants credit under standard terms without collateral to students substantially all of whom are residents of Nebraska and western Iowa. Wikert and Rhude (the Partnership) owns and leases school buildings and dormitories to Educational Management, Inc. The Partnership's three partners also own 92% of the common stock of Educational Management, Inc. The accompanying combined financial statements include the financial position, results of operations and cash flows of Educational Management, Inc. and the Partnership (collectively, the "Company").


   2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       PRINCIPLES OF COMBINATION
       The combined financial statements include Educational Management Inc. and Wikert and Rhude. All significant intercompany balances and transactions have been eliminated.

       CASH AND CASH EQUIVALENTS
       The Company considers all money market accounts, cash on deposit, and cash on hand to be cash and cash equivalents for purposes of the combined statements of cash flows. At December 31, 1996, the Company's cash deposits totaled $649,000 in excess of federally insured amounts.

       ACCOUNTS RECEIVABLE, DUE TO STUDENTS, AND UNEARNED TUITION
       Generally, program enrollment generates billings of program tuitions through the current academic term. Such tuitions, when earned, become receivable to the extent uncollected. At December 31, 1995 and 1996, the current term had ended and all tuitions were earned and, to the extent unpaid, represent receivables to the Company; therefore no unearned tuition was recorded at year end. In addition, some students have prepaid tuition for the upcoming term or are due refunds attributable to withdrawal from programs of study. These balances are recorded as due to students.

       ADVERTISING COSTS
       Advertising costs are charged to expenses as incurred.

       OTHER RECEIVABLES
       Other receivables include amounts due to the Company from Federal and State student financial aid programs for grants and loans awarded to students.

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                     NOTES TO COMBINED FINANCIAL STATEMENTS


   2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

       PROPERTY AND EQUIPMENT
       Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from five to thirty-nine years.

       LONG-LIVED ASSETS
       In accordance with Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"), the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

       REVENUE RECOGNITION
       Tuition revenue is recognized pro rata over the current academic term of the student's program and is presented net of refunds to students.

       ESTIMATES
       Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes. Actual results could differ from those estimates.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       The Company's financial instruments consist of cash, receivables, accounts payable, and notes payable. The carrying amounts of these items reported in the combined balance sheets approximate fair values due to the short maturity of those instruments.

       INCOME TAXES
       Educational Management, Inc., with consent of its stockholders, has elected to have its income taxed under the provisions of Subchapter S of the Internal Revenue Code which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the company's taxable income. For income tax purposes, the Partnership's net income is allocated to the partners based upon their ownership interest. The partners are taxed individually on their proportionate share of the Partnership's taxable income. Therefore, no provision or liability for income taxes is reflected in these combined financial statements.

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                     NOTES TO COMBINED FINANCIAL STATEMENTS


   3.  LONG-TERM DEBT

       Long-term debt at December 31, 1995 and 1996 consisted of the following:

                                                                                         1995              1996
                                                                                         ----              ----
       8%bank revolving term loan agreement of $1,630,000 ($840,000 at December
         31, 1995) with interest payable monthly, principal payable in annual amounts to reduce the outstanding balance to predetermined amounts through June 30, 2001. The agreement is secured by substantially all assets of the Company. If the Partnership defaults on the loan, the partners of the Partnership are responsible for the loan repayments according to their ownership percentages in
         the Partnership. ........................................................       $590,328       $ 1,199,080
       Note payable to bank, unsecured, monthly payments of $3,500
         plus interest at 8.25%, due May 1997. ...................................                           16,951
       Note payable to bank, unsecured, interest at 8.25%, due in full
         January 1998. ...........................................................                          500,000
       Note payable to bank, unsecured, monthly payments of $1,315
         plus interest at 8.75%, due September 1996. .............................       $ 11,371
                                                                                         --------       -----------
                TOTAL LONG-TERM DEBT                                                      601,699         1,716,031
       Less current portion of long-term debt ....................................        (11,371)       (1,716,031)
                                                                                         --------       -----------
                LONG-TERM DEBT - NET OF CURRENT PORTION...........................       $590,328       $       -0-
                                                                                         ========       ===========

       In conjunction with the merger agreement described in Note 8, the long-term debt at December 31, 1996 was paid off during February and March 1997 and, accordingly, has been classified as current as of December 31, 1996.


   4.  NOTE PAYABLE TO RELATED PARTY

       Chaparral Career College is owned, in part, by an owner of the Company.

       Note payable to related party as of December 31, 1995 and 1996 consisted of the following:

                                                                                          1995           1996
                                                                                          ----           ----
       Note payable to Chaparral Career College, unsecured, bearing interest at
         8.25% for the first 12 months thereafter adjusted
         annually to the National Prime Rate, due in full February 1998.                       --       $125,000
                                                                                         ========       ========

       The note was paid off in January 1997. Accordingly, it has been classified as current as of December 31, 1996.

       Interest expense related to this note was $57 for the year ended December 31, 1996.

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                     NOTES TO COMBINED FINANCIAL STATEMENTS


   5.  LEASES

       The Company leases real estate, buildings, and a vehicle under operating lease agreements expiring through 2000. Rent expense totaled $118,096 and $84,711, including rent expense to a related party of $14,970 and $15,940, for the years ended December 31, 1995 and 1996, respectively.

       Future minimum lease payments under non-cancelable operating leases at December 31, 1996 are as follows:


                            Year                     Related Party        Other            Total
                            ----                     -------------        -----            -----
                           1997                       $  6,028            $4,574          $10,602
                           1998                          6,028                --            6,028
                           1999                          6,028                --            6,028
                           2000                          1,507                --            1,507
                                                      --------            ------          -------

       TOTAL FUTURE
          MINIMUM RENTALS                             $ 19,591            $4,574          $24,165
                                                      ========            ======          =======


   6.  EMPLOYEE RETIREMENT PLAN

       The Company has established a qualified 401(k) employee retirement plan covering substantially all of its full-time employees. The Plan allows eligible employees to defer a portion of their salary and the Company makes a matching contribution equal to the employees' deferral of up to five percent (5%) of the employees' compensation. In addition, at the discretion of the Board of Directors, the Company may make a basic employer contribution. Company contributions to the plan during the years ended December 31, 1995 and 1996 were $42,386 and $55,509, respectively.

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                     NOTES TO COMBINED FINANCIAL STATEMENTS


   7.  REGULATORY MATTERS

       The Company derives a substantial portion of its revenues from financial aid received by its students under Title IV programs ("Title IV Programs") administered by the United States Department of Education pursuant to the federal Higher Education Act of 1965 ("HEA"), as amended. In order to continue to participate in Title IV Programs, the Company and its schools must comply with complex standards set forth in the HEA and the regulations promulgated thereunder (the "Regulations"). Among other things, these Regulations require the Company's schools to exercise due diligence in approving and disbursing funds and servicing loans, limit the proportion of cash receipts by the Company's schools derived from Title IV Programs to no more than 85% of the total revenue derived from the school's students in its Title IV eligible educational programs, and to exercise financial responsibility related to maintaining certain financial covenants (including cash reserve for refunds, an "acid test" ratio, a positive tangible net worth test and limitations on the amount of operating losses in comparison to tangible net worth, as defined). The Company's two schools participate in Title IV programs.

       The failure of any of the Company's schools to comply with the requirements of the HEA or the Regulations could result in the restriction or loss by the Company or such school of its ability to participate in Title IV Programs. If the Department of Education ("Department") determines that any of the Company's schools is not financially responsible, the Department may require that the Company or such school post an irrevocable letter of credit in an amount equal to not less than one-half of Title IV Program funds received by the relevant school during the last complete award year or, at the Department's discretion, require some other less onerous demonstration of financial responsibility. One-half of the aggregate Title IV funds received by the Company's schools in the most recent award year totaled approximately $2.0 million.

       For the years ended December 31, 1995 and 1996, a school is required to submit to the Secretary of the Department an irrevocable letter of credit payable to the Secretary in an amount equal to 25% of the total dollar amount of Title IV HEA refunds paid by the school in the previous fiscal year. Regulations provide for an exception to this requirement based on the institution's previous refund payment performance. At December 31, 1995, management believed the Company qualified for the exception and therefore did not submit an irrevocable letter of credit. During 1996, the Company posted two irrevocable letters of credit totaling $145,000 which are payable to the Secretary of the Department and expire on January 31, 1998.

       Many of the financial responsibility standards are new, difficult to interpret, and subject to the interpretation of the Department for implementation. Further, the process for resolving lack of compliance with such Regulations is also subject to interpretation and, in some cases, negotiation with the Department.

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                     NOTES TO COMBINED FINANCIAL STATEMENTS


   8.  SUBSEQUENT EVENTS

       Effective March 29, 1997, Educational Management, Inc. agreed to merge into Educational Medical, Inc., an unrelated publicly-held company. Under the merger agreement, the stockholders of Educational Management, Inc. exchanged their stock for 761,263 shares of Educational Medical, Inc.'s common stock and the repayment of approximately $1,100,000 in mortgage debt. Prior to the merger, Educational Management, Inc. acquired all of the interests of the Partnership, hence becoming the owner of the assets and responsible for the liabilities of the Partnership.

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                     UNAUDITED COMBINED STATEMENTS OF INCOME
              FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND 1995


                                                                                            1995                   1996
                                                                                        ------------           ------------
Net revenues                                                                            $  3,586,513           $  4,461,794

School operating costs:
    Cost of education and facilities                                                       1,512,117              1,750,523
    Selling and promotional                                                                  716,723                793,183
    General and administrative expenses                                                      838,135                810,982
    Provisions for losses on account receivable                                              173,548                150,364
                                                                                        ------------           ------------
Income from operations                                                                       345,990                956,742
Interest (income) expense                                                                     (2,323)                57,622
                                                                                        ------------           ------------
Income before income taxes                                                                   348,313                899,119
Provision for income taxes                                                                         -                      -

                                                                                        ============           ------------
Net income                                                                              $    348,313           $    899,120
                                                                                        ============           ============

                        EDUCATIONAL MANAGEMENT, INC. AND
                      WIKERT AND RHUDE, GENERAL PARTNERSHIP
                 UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED DECEMBER 31, 1995 AND 1996



                                                                                            1995                     1996
                                                                                          --------                 --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................                        $ 348,313                $ 899,120
Adjustments to reconcile net income to net cash provided by
  operating activities:
   Depreciation..................................................                          119,484                  126,724
   Gain on disposition of property and equipment                                           (35,008)                       -
   Other.........................................................                            1,080                   34,605
   Accrued interest on notes receivable from owners..............                           (9,186)                       -
   (Increase) decrease in:
    Accounts receivable - net....................................                           62,703                  (77,021)
    Other receivables............................................                          143,266                 (778,715)
    Prepaid expenses.............................................                           42,822                   62,793
    Other current assets.........................................                          (27,399)                  23,373
   Increase (decrease) in:
    Accounts payable.............................................                          279,692                  148,158
    Accrued expenses.............................................                          (35,933)                 (48,620)
    Due to students and unearned tuition-net.....................                         (368,143)                  83,120
    Teach-out liability..........................................                           40,700                  (14,800)
    Refunds payable..............................................                           96,168                   65,200
                                                                                         ---------                ---------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                             658,559                  523,937
                                                                                         ---------                ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.............................                         (481,118)
  Proceeds from sale of property and equipment...................                           22,410                 (845,376)
  Other..........................................................                            4,443                        -
                                                                                         ---------                ---------
     NET CASH USED BY INVESTING ACTIVITIES                                                (454,265)                (845,376)
                                                                                         ---------                ---------

                       EDUCATIONAL MANAGEMENT, INC. AND
                    WIKERT AND RHUDE, GENERAL PARTNERSHIP
           UNAUDITED COMBINED STATEMENTS OF CASH FLOWS - continued
           FOR THE NINE MONTHS ENDED DECEMBER 31, 1995 AND 1996


                                                                           Nine Months             Nine Months
                                                                             Ended                   Ended
                                                                        Decemer 31, 1995        December 31, 1996
                                                                        ----------------        -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net proceeds from short-term note payable....................       $    (23,002)              $      10,552
    Net proceeds from long-term note payable.....................            367,114                   1,084,029
    Proceeds from note payable to related party..................                                        125,000
    Distribution to owners.......................................           (456,244)                   (378,473)
         NET CASH PROVIDED (USED)                                       ------------               -------------

         BY FINANCING ACTIVITIES                                            (112,132)                    841,108
                                                                        ------------               -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS........................             92,162                     519,669

CASH AND CASH EQUIVALENT AT BEGINNING OF YEAR                                202,948                     175,662
                                                                        ------------               -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                $    295,110               $     695,331
                                                                        ============               =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
    Interest.....................................................       $      4,349               $      79,145
                                                                        ============               =============

    Income taxes.................................................       $          -                           -
                                                                        ============               =============


NONCASH INVESTING AND FINANCING TRANSACTION:

Notes receivable from owners distributed to
the  owners......................................................       $          -               $     213,500
                                                                        ============               =============

Item 7 (b).  Pro Forma Financial Statements

The following unaudited pro forma condensed consolidated financial statements of Educational Medical, Inc. ("EMI") and Educational Management, Inc. and Wikert and Rhude, general partnership, (the latter two collectively, referred to herein as "Nebraska") are derived from, and should be read in conjunction with the audited and unaudited combined financial statements of Nebraska included in item 7(a) herein and the audited consolidated financial statements of EMI as previously filed on Form S-1 No. 333-09777 for the year ended March 31, 1996 with the Securities and Exchange Commission and the unaudited condensed consolidated financial statements of EMI as previously filed on Form 10-Q for the quarter ended December 31, 1996. The pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the acquisition been consummated on the dates indicated, or which may be reported in the future.

EMI intends to account for the acquisition as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16. Nebraska's fiscal year-end was December 31.

Prior to the combination, Nebraska elected to be taxed as a Subchapter S-Corporation and included no federal taxes in its financial statements since its income was taxed at the shareholder level. Nebraska made regular cash distributions to its shareholders sufficient to meet their tax liabilities. Upon termination of S-Corporation status on March 31, 1997, the undistributed S-Corporation retained earnings were reclassified to additional paid-in capital. Additionally, Nebraska established deferred income taxes for the cumulative differences in the timing of reporting certain items for financial statement and income tax purposes. These deferred income taxes related primarily to the basis of certain assets, depreciation, bad debt deductions, and other accrued expenses.

The unaudited pro forma condensed consolidated balance sheet reflects adjustments as if the acquisition had been consummated on December 31, 1996. The combined balance sheet of Nebraska used in the pro forma balance sheet is as of December 31, 1996.

The pro forma statements of income reflect adjustments as if the acquisition had been consummated at the beginning of the period of each statement (i.e., April 1, 1995 for the twelve-month statement of income and April 1, 1996 for the nine-month statement of income.) The statement of income of Nebraska for the year ended December 31, 1995 was used in the unaudited pro forma condensed consolidated statement of income for the year ended March 31, 1996. The statement of income of Nebraska for the nine month period ended December 31, 1996 was used in the unaudited pro forma condensed consolidated statement of income for the nine-month period ended December 31, 1996.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                                  BALANCE SHEET

                                December 31, 1996


                                                               Historical
                                                 -------------------------------------      Pro Forma           Educational
                                                     Educational                           Acquisition         Medical, Inc.
                                                    Medical, Inc.           Nebraska       Adjustments           Pro Forma
                                                 -------------------------------------------------------------------------------
                                                                (Dollars and shares in thousands)
ASSETS
Current assets:
  Cash and cash equivalents                          $    15,973           $      695        $  (1,716) (a)        $    14,952
  Restricted cash                                            633                    -                                      633
  Trade accounts receivable, net                           4,920                1,065                                    5,985
  Prepaid expenses                                         1,198                   17                                    1,215
                                                     -----------           ----------        ---------             -----------
    Total current assets                                  22,724                1,777           (1,716)                 22,785
Property and equipment, net                                4,764                2,605                                    7,369
Deferred debt issuance costs, net                             54                    -                                       54
Covenants not to compete, net                                880                    -                                      880
Deferred income taxes                                          -                    -              696  (j)                696
Goodwill and other intangible assets, net                 10,305                    -                                   10,305
Other assets                                                 229                    3                                      232
                                                     -----------           ----------        ---------             -----------
    Total assets                                     $    38,956           $    4,385        $  (1,020)            $    42,321
                                                     ===========           ==========        =========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $        33           $      238        $                     $       271
  Accrued payroll compensation                               789                    -                                      789
  Accrued income taxes                                        16                    -                                       16
  Accrued expenses                                           652                  576                                    1,228
  Deferred tuition income                                  5,072                  638                                    5,710
  Current portion of long-term debt                          927                1,841           (1,716) (a)              1,052
                                                     -----------           ----------        ---------             -----------
    Total current liabilities                              7,489                3,293           (1,716)                  9,066
Long-term debt, less current portion                       4,812                    -                                    4,812
Other liabilities                                          1,163                    -                                    1,163
                                                     -----------           ----------        ---------             -----------
    Total liabilities                                     13,464                3,293           (1,716)                 15,041
Stockholders' equity
  Common stock, $.01 par value                                66                    5                7  (b)                 73
                                                                                                    (5) (f)
  Additional  paid-in capital on common                   28,689                   45               (7)                (30,470)
  stock                                                                                              5  (f)
                                                                                                   696  (j)
                                                                                                 1,042  (i)
  Retained earnings (accumulated deficit)                 (3,228)               1,042           (1,042) (i)             (3,228)
  Less treasury stock, at cost                               (35)                   -                -                     (35)
                                                     -----------           ----------        ---------             -----------
    Total stockholders' equity                            25,492                1,092              696  (j)             27,280
                                                     -----------           ----------        ---------             -----------
      Total liabilities and
        stockholders' equity                         $    38,956           $    4,385        $  (1,020)            $    42,321
                                                     ===========           ==========        =========             ===========




         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                            Year Ended March 31, 1996

                                                          Historical
                                             ------------------ -------------------     Pro Forma             Educational
                                                Educational                            Acquisition           Medical, Inc.
                                               Medical, Inc.       Nebraska (c)        Adjustments             Pro Forma
                                             -----------------------------------------------------------------------------------
                                                          (Dollars except per share data and shares in thousands)

Net revenues                                        $   38,652         $     4,915         $                  $   43,567

Cost of education and facilities                        17,639               2,238                                19,877
Selling and promotional expenses                         5,569                 931                                 6,500
Administrative expenses                                 11,110               1,184               (301) (h)        11,993
Amortization of goodwill and intangibles                   883                   -                                   883
                                                    ----------         -----------         ----------         ----------
Income from operations
    before other expenses                                3,451                 562                301              4,314
Other expenses                                           1,929                   -                  -              1,929
                                                    ----------         -----------         ----------         ----------
Income from operations                                   1,522                 562                301              2,385
Interest expense (income), net                             811                   5                (32) (g)           784
                                                    ----------         -----------         ----------         ----------
Income before income taxes                                 711                 557                333              1,601
Provision for income taxes                                 632                   -                356  (e)           988
                                                    ----------         -----------         ----------         ----------

Net income                                          $       79         $       557         $      (23)        $      613
                                                    ==========         ===========         ==========         ==========


Net income per share                                $      .02                                                $      .12  (k)
                                                    ==========                                                ==========

Weighted average number of shares used
    in computing  net income
    per share                                            4,426                                                     5,149  (b)
                                                    ==========                                                ==========


See accompanying pro forma adjustments.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                       Nine Months Ended December 31, 1996

                                                          Historical
                                             ------------------ -------------------     Pro Forma            Educational
                                                Educational                            Acquisition          Medical, Inc.
                                               Medical, Inc.       Nebraska (d)        Adjustments            Pro Forma
                                             -----------------------------------------------------------------------------------
                                                         (Dollars , except per share data, and shares in thousands)

Net revenues                                        $   31,302         $     4,462         $                  $   35,764

Cost of education and facilities                        15,266               1,751                                17,017
Selling and promotional expenses                         4,623                 793                                 5,416
Administrative expenses                                  8,886                 961               (259) (h)         9,588
Amortization of goodwill and intangibles                   632                   -                                   632
                                                    ----------         -----------         ----------         ----------
Income from operations                                   1,895                 957                259              3,111
Interest expense (income), net                             315                  58                (60) (g)           313
                                                    ----------         -----------         ----------         ----------
Income before income taxes                               1,580                 899                319              2,798
Provision for income taxes                                 569                   -                487  (e)         1,056
                                                    ----------         -----------         ----------         ----------

Net income                                          $    1,011         $       899         $     (168)        $    1,742
                                                    ==========         ===========         ==========         ==========


Net income per share                                $      .19                                                $      .29   (b)
                                                    ==========                                                ==========

Weighted average number of shares used
    in computing  net income  per share
                                                         5,291                                                     6,014   (b)
                                                    ==========                                                ==========

See accompanying pro forma adjustments.

Pro Forma Adjustments:

(a) To reflect payoff of $1,100,000 mortgage debt of Nebraska at the date of acquisition (balance of $1,716,000 at December 31, 1996).

(b) To reflect 761,263 shares issued to consummate the acquisition, less 37,810 shares to be returned from escrow due to resolution of certain contingencies related to the acquisition.

(c) Reflects Nebraska's results of operations for the year ended December 31, 1995.

(d) Reflects Nebraska's results of operations for the nine months ended December 31, 1996. The Company will also recognize a benefit for income taxes related to reducing its deferred income tax assset valuation allowance. Such benefit has not been rewarded in the unaudited pro forma condensed consolidated statements of income.

(e) Nebraska operated as a subchapter S Corporation under the Internal Revenue Code prior to the acquisition and hence incurred no income tax expense. This adjustment considers the effect of Nebraska's income and the pro forma adjustments. The Company will also recognize a benefit for income taxes related to reducing its deferrred income tax asset valuation allowance. Such benefit has not been recorded in the unaudited pro forma condensed consolidated statements of income.

(f)      To eliminate Nebraska's common stock and additional paid in capital.

(g) To reflect interest expense reduction due to the payoff of approximately $1,100,000 of mortgage debt at the acquisition date (balance of $1,716,000 at December 31, 1996).

(h) To reflect management salaries and related costs which ceased upon the acquisition.

(i)      To reclassify Nebraska's undistributed Corporation earnings to APIC.

(j) To reflect Nebraska's deferred tax assets at March 31, 1997, when the Subchapter S election was terminated.

(k) Net income per share was computed by dividing net income by the weighted average number of shares of common stock outstanding after giving effect as of the beginning of the period to (i) the automatic conversion of all of the outstanding shares of convertible preferred stock into 1,705,082 shares of common stock, (ii) the issuance of 141,667 shares of common stock upon exercise of certain outstanding warrants and (iii) the issuance of 933,333 shares of common stock upon the cashless exercise of outstanding warrants to purchase 1,333,333 shares of common stock, (iv) cheap stock as defined below, and the 723,453 shares issued to consummate the Nebraska acquisition.

         Net income per share was computed using the requirements of Accounting Principles Board Opinion No. 15 and SEC Staff Accounting Bulletin
         No. 83.

         Pursuant to SEC Staff Account Bulletin No. 83, common stock and common stock equivalents issued at prices equal to or below the initial public price offering per share ("cheap stock") during the twelve-month period immediately preceding the initial filing date of the Company's registration statement for its initial public offering (August 8, 1996) have been included in earnings per share as if outstanding for all periods presented (using the treasury stock method at the offering price).

   In connection with the Nebraska Acquisition, approximately $391,000 of merger costs and expenses will be incurred and expensed in the quarter ended March 31, 1997. The expenses consists of legal and accounting fees. These expenses have not been included in the unaudited pro forma condensed consolidated financial statements.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:    June 16, 1997        EDUCATIONAL MEDICAL, INC.


                              By:   /s/ Vince Pisano
                                    --------------------------------------------
                                    Vince Pisano
                                    Chief Financial Officer, Principal Financial
                                    Officer and Principal Accounting Officer

                                INDEX TO EXHIBITS



                                                                  SEQUENTIAL
         EXHIBIT                                                     PAGE NO.
         -----------------------------------------------------------------------


10.1 Agreement and Plan of Reorganization dated as of March 29, 1997, by and among the Company, Acquisition and Management with attached
         Exhibit A - Plan of Merger; filed as part of the Current Report on Form 8-K filed on April
         14, 1997

10.2 Escrow Agreement dated as of March 29, 1997 by and among the Company, Acquisition and Richard O. Wikert, the Lila Rhude Trust, the Scott L. Rhude Trust, the A. Lauren Rhude Trust, Roger B. Bojens and Sacks Tierney, P.A. as Escrow Agent. Filed as part of the Current Report on Form 8-K filed on April 14, 1997.

23.1     Consent of Winther, Stave & Co., LLP